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                                                                     Exhibit (j)

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Counsel and Independent Registered Public Accounting Firm" in the Statement of Additional Information of State Street Master Funds and to the use of our reports dated February 23, 2009, with respect to the financial statements of State Street Equity 500 Index Portfolio, State Street Money Market Portfolio, State Street Tax Free Money Market Portfolio, State Street U.S. Government Money Market Portfolio, State Street Treasury Money Market Portfolio, State Street Treasury Plus Money Market Portfolio and State Street Short-Term Tax Exempt Bond Portfolio included in the respective Annual Reports dated December 31, 2008 that are incorporated by reference into this Post-Effective Amendment No. 12 to the Registration Statement (Form N-1A, No. 811-09599) of State Street Master Funds.


                                        /s/ Ernst & Young LLP

Boston, Massachusetts
April 27, 2009